UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             April 11, 2006            (April 7, 2006)
             --------------------------------------------------
             Date of Report   (Date of Earliest Event Reported)

                                   ITRON, INC.
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             (Exact Name of Registrant as Specified in its Charter)


           Washington                    000-22418             91-1011792
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  (State or Other Jurisdiction          (Commission           (IRS Employer
       of Incorporation)                  File No.)         Identification No.)


                 2818 N. Sullivan Road, Spokane Valley, WA 99216
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               (Address of Principal Executive Offices, Zip Code)

                                 (509) 924-9900
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              (Registrant's Telephone Number, Including Area Code)

                                      None
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01  Regulation FD Disclosure.


On April 7, 2006, Itron Inc. entered into an agreement to acquire the stock of ELO Sistemas e Tecnologia Ltda. of Brazil ("ELO Tecnologia"). The acquisition is expected to close in the second quarter of 2006.

Upon closing, Itron will make an initial payment of approximately $4.6 million Brazilian Reajs (approximately $2.1 million U.S. dollars), before any net working capital adjustment to be calculated at closing. Additional payments of $13.7 million Brazilian Reajs (approximately $6.0 million U.S. Dollars), or more, may be made to the sellers over a period of five calendar years after closing based upon whether certain performance targets are achieved or exceeded. In addition, shortly after closing, Itron expects to spend approximately $2.0 million U.S. Dollars in capital improvements in order to expand the ELO Tecnologia manufacturing and assembly facility in Brazil.

ELO Tecnologia sells, installs and services electric meters, automatic meter reading ("AMR") equipment and related systems in Brazil and elsewhere in South America. Meter services provided by ELO Tecnologia include field investigation services, theft and inaccurate meter analysis, installation and other services.

ELO Tecnologia has been Itron's distributor in South America since November 2004 and has been manufacturing Itron's CENTRON(R) solid-state electricity meters in Brazil since June 2005. This acquisition will further advance Itron's opportunities in South America.

Once the acquisition closes, Itron will have offices and a manufacturing assembly facility in the cities of Campinas and Sao Paulo, with approximately 80 employees performing sales, manufacturing, field investigations, installations and other services and administrative functions.

Two of the founders and principals of ELO Tecnologia, Marcio Curi and Marcos Rizzo, both former managers with Schlumberger's electricity metering operations in South America, will assume key roles at Itron ELO Tecnologia after closing. Itron will also continue its relationship with Gilberto Teixeira, president of ELO SistemasEletronicos S.A. (ELO Eletronicos"), as Itron ELO Tecnologia will continue to be a distribution channel for ELO Eletronicos' products."

The information presented in this Current Report on Form 8-K contains forward-looking statements, which are based on assumptions that we believe to be reasonable at this time. Such assumptions could prove to be incorrect due to a number of factors, including those identified in Itron, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 and in our subsequent filings with the Securities and Exchange Commission, and such factors could cause actual results to differ materially from those contained in forward-looking statements. We undertake no obligation to update any of the forward looking statements.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                         ITRON, INC.

Dated:  April 11, 2006              By:  By:  /s/ STEVEN M. HELMBRECHT
                                         -----------------------------
                                         Steven M. Helmbrecht
                                         Sr. Vice President
                                         and Chief Financial Officer